SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549
Post Effective Amendment No. 1

FORM S-8

 REGISTRATION STATEMENT
Under
 THE SECURITIES ACT OF 1933

Bio Matrix Scientific Group, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	33-0824714
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

8885 Rehco Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

BIO MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE
AND CONSULTANTS STOCK COMPENSATION PLAN
(Full title of the plan)

David R. Koos
Chief Executive Officer
8885 Rehco Road, San Diego, California, 92121
(619) 398-3517

Copies to:

 David R. Koos
Chief Executive Officer
8885 Rehco Road, San Diego, California, 92121
(619) 398-3517
(Name and address and telephone of agent for service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 on June 5, 2007  (file No. 333-143520) (the “Registration Statement”), is filed for the sole purpose of terminating the Registration Statement and deregistering  5,658  unsold shares of the Registrant’s common stock, par value $0.0001 per share, issuable under the BIO MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN (the “Plan”) and  registered for offer or sale pursuant to the Registration Statement.

As no securities are being registered herein, the sole purpose being to terminate and deregister, the disclosure requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on July 12, 2010.

BIO MATRIX SCIENTIFIC GROUP, INC.

By: /s/David R. Koos David R. Koos Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ David R Koos
David R Koos
Chief Executive Officer, Acting Chief
Financial Officer and Director (Principal
Executive Officer and Acting Principal
Accounting and Financial Officer)
Date: July 12, 2010

By: /s/ David R. Koos
David R. Koos
Chairman & Director
Date: July 12, 2010